First Amendment
                     to
        Purchase and Sale Agreement
                  between
        Bloomfield Refining Company
                    and
     Gary-Williams Energy Corporation,
                 as Sellers
                    and
       Giant Industries Arizona, Inc.
                  as Buyer

     This First Amendment (the "First Amendment") to the Purchase and Sale Agreement dated as of August
8, 1995, is entered into as of the 29th day of September 1995.

                  RECITALS

     WHEREAS as of August 8, 1995, BLOOMFIELD
REFINING COMPANY, a Delaware corporation ("BRC") with an address of 370 Seventeenth Street, Suite 5300,
Denver, Colorado 80202, GARY-WILLIAMS ENERGY
CORPORATION, a Delaware corporation ("GWEC"), with an address of 370 Seventeenth Street, Suite 5300,
Denver, Colorado 80202 (BRC and GWEC are referred to collectively as "Sellers"), and GIANT INDUSTRIES
ARIZONA, INC., an Arizona corporation ("Buyer"), with an address of 23733 North Scottsdale Road,
Scottsdale, Arizona 85255, entered into a Purchase and Sale Agreement (the "Purchase and Sale
Agreement").

     WHEREAS, the Purchase and Sale Agreement specified in Section 9.01 the termination of the Purchase and Sale Agreement on or before October 1,
1995 in certain circumstances.

     WHEREAS Buyer and Sellers wish to amend the Purchase and Sale Agreement to extend that October 1,
1995 date through October 4, 1995.

     NOW, THEREFORE, for and in consideration of the premises and the mutual advantages accruing to each of the parties, it is mutually agreed as follows:

                 AGREEMENTS

     1. All references in Section 9.01 of the Purchase and Sale Agreement to October 1, 1995 are changed to October 4, 1995.

     2.  Except as noted otherwise in this First
Amendment, all defined terms shall have the meaning attributed to them in the Purchase and Sale Agreement.

     3.  Except as noted otherwise in this First
Amendment, all other terms and conditions of the Purchase and Sale Agreement are unchanged and remain in full force and effect.

     Executed as of the date first above
mentioned.


               SELLERS:

     BLOOMFIELD REFINING COMPANY,
     a Delaware corporation


     By: /s/ DAVID J. YOUNGGREN
        ______________________________________
     David J. Younggren, Senior Vice President

     GARY-WILLIAMS ENERGY
     CORPORATION, a Delaware corporation


     By: /s/ DAVID J. YOUNGGREN
        ______________________________________
     David J. Younggren, Senior Vice President


     BUYER:

     GIANT INDUSTRIES ARIZONA, INC.,
     an Arizona corporation

     By: /s/ FREDRIC L. HOLLIGER
        ______________________________________
     Fredric L. Holliger, Executive Vice President